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                                POWER OF ATTORNEY

            Know all by these presents, that the undersigned hereby constitutes and appoints each of Katherine D. Crothall and Richard A. Baron, signing individually, the undersigned's true and lawful attorney-in-fact to:

                  (1) execute for and on behalf of the undersigned, in any and all capacities, Schedules 13G or 13D and any amendments thereto relating to ownership of any voting equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as required by rules and regulations promulgated under said Securities Exchange Act of 1934;

                  (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedules 13G or 13D, complete and execute any amendment or amendments thereto, and timely file such schedule with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

                  (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

            The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

            This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedules 13G or 13D with respect to the undersigned's holdings of and transactions in securities issued by Animas Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
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            IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed as of this 9th day of February, 2005.

                                    /s/ William A. Graham, IV
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                                    Signature

                                    William A. Graham, IV
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                                   Print Name


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